 Exhibit 99

Marine Products Corporation Announces

Regular Quarterly Cash Dividend

ATLANTA, July 24, 2013 - Marine Products Corporation (NYSE: MPX) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.03 per share payable September 10, 2013 to common stockholders of record at the close of business on August 9, 2013.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive pleasure boats; Premiere Sport Yachts; and Robalo sport fishing boats, continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com